Jewell & Langsdale
Certified Public Accountants
1615 Bonanza St., Suite 209, Walnut Creek, CA 94596-4530   Telephone (925) 935-1028, Fax (925) 935-1029

Irene T. Jewell, C.P.A.                                                                                                   Wilbur M. Parker (1923-1992)

Gary R. Langsdale, C.P.A.

Board of Directors and Shareowners
California News Tech

We consent to the inclusion of a copy of California News Tech financial statements for the years ended December 31, 2002 and 2001, including our firm’s audit report thereon dated July 10, 2003, with the Fourth Amended Form SB-2. Registration Statement Under the Securities Act of 1933, that will be filed with the U.S. Securities and Exchange Commission.

Jewell & Langsdale
Walnut Creek, California
January 13, 2003

1